PUTNAM MUNICIPAL OPPORTUNITIES TRUST
                            Common Share Certificate

Common Share(s) of Beneficial                    Common Share(s) of Beneficial
Interest                                         Interest
No Par Value                                     No Par Value

Number                                           Shares

This Certificate is Transferable           Cusip
in Boston or in New York City


This certifies that                   is the owner of            fully paid and
nonassessable Shares of Beneficial Interest of Putnam Municipal Opportunities Trust the said shares being issued, received and held under and subject to the terms and provisions of the Agreement and Declaration of Trust dated as of April 1, 1993, establishing Putnam Municipal Opportunities Trust, and all amendments thereto, copies of which are on file with the Secretary of The Commonwealth of Massachusetts and the Trust's Bylaws, and all amendments thereto. The said owner by accepting this certificate agrees to and is bound by all of the said terms and provisions. The shares represented hereby are transferable in writing by the owner thereof in person or by attorney upon surrender of this certificate to the Trust, properly endorsed for transfer. This certificate is executed on behalf of the Trustees of the Trust as Trustees and not individually and the obligations hereof are not binding upon any of the Trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property of the Trust. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

         Witness the facsimile seal of the Trust and the facsimile signatures of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:

PUTNAM INVESTOR SERVICES, a
Division of Putnam Fiduciary
Trust Company (Boston)
Transfer Agent & Registrar

AUTHORIZED SIGNATURE

BY:  /s/ George Putnam                            /s/ John D. Hughes
     -----------------                            -----------------
     President                                    Treasurer